UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



        Date of Report (Date of Earliest Event Reported): October 4, 2005



                            Fisher-Watt Gold Company
               --------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


     Nevada                           0-22515                    88-0227654
-----------------                  ------------              -------------------
(State or other                    (Commission                 (IRS Employer
jurisdiction                       File Number)               Identification #)
of incorporation)


                                 2582 Taft Court
                               Lakewood, CO 80215
                     ---------------------------------------
                     (Address of Principal Executive Office)


                                 (303) 232-0292
              ----------------------------------------------------
              (Registrant's telephone number, including area code)


                                      N/A
           -----------------------------------------------------------
           Former Name or Former Address, if Changed Since Last Report


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
     CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     Mr. Jorge E. Ordonez C. resigned as a director of Fischer-Watt Gold Company, Inc. on October 4, 2005. The circumstances representing the disagreement that the Company believes caused Mr. Ordonez's resignation are set forth in his attached letter. In it he provides a number of reasons for his decision to resign.

     He claims that the Board is lacking in independence. - However, immediately prior to his resignation there were four independent members on this six person Board and of the two so-called non-independent members, while one of them has the title of Secretary which makes him an officer of the Company, he is not part of management on a routine basis and he acts totally independently, solely for the shareholders' benefit. The Board therefore has a clear majority of independent members.

     He states that management has disregarded his requests for proper corporate governance and care in the affairs of the Company. - The Company believes that the Board and management have always taken due care in looking after the affairs of the Company and that the interests of management have always been aligned with that of the shareholders.

     Mr.Ordonez says that management is careful in looking after its own financial well-being and less so the financial situation of the Company. - In fact, members of the Board and management have provided about $1.2 million to the Company over the past several years. No directors, officers or members of management have taken any salary over the past several years and they have allowed to accrue about $1.3 million of salaries and expenses due to them. The Company has not contributed to the financial well-being of any member of management for quite a few years.

     He maintains that Board meetings have been timed to take place when he is unable to attend and that minutes of meetings had not been prepared. - According to the Company's records, over the past 5 years Mr. Ordonez has attended only 50% of the meetings that were held. All the other members attended between 80 to 100% of those same meetings. Minutes of all the meetings were prepared shortly after the meetings in each case.

     He also feels that management has been unproductive in the pursuit of potential business opportunities. - Management has continually pursued potential business opportunities, some of which have been brought to management's attention by the independent Board members. Most of management's efforts have, however, been focused on trying to bring the La Balsa into production - a property that Mr. Ordonez himself introduced to the Company.

     He claims that Sarbanes-Oxley compliance is not a priority item with management. - Given that it has limited resources, the Company strives to keep in compliance with the applicable requirements of Sarbanes-Oxley.

     Mr. Ordonez believes that he has not been informed of corporate problems and how these problems are being properly addressed. - The Company is delinquent in its quarterly SEC filing because it is taking longer to complete than expected. Mr. Ordonez has, however, been quite difficult to communicate with since he has not been available at his office now for over a year.

     Fischer-Watt Gold Company, Inc. regrets Mr. Ordonez's leaving the Board and the Company intends to continue working diligently in the interest of its shareholders.

Item 9.01  Financial Statements and Exhibits.

     (c) Exhibits.

         Exhibit Number    Description
         --------------    -----------

              99.1         Resignation Letter from Jorge E. Ordonez C.


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




                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      FISHER-WATT GOLD COMPANY


                                      By: /s/ Peter Bojtos
                                          --------------------------------------
                                          Peter Bojtos, Chief Executive Officer


October 8, 2005




























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


                                  EXHIBIT INDEX



Exhibit Number       Description
--------------       -----------

     99.1            Resignation Letter from Jorge E. Ordonez C.






































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